EXHIBIT 99.1
PUMA GLOBAL TRUST NO. 3
AGGREGATE TOTALS FOR THE PERIOD FROM OCTOBER 1, 2004 TO SEPTEMBER 30, 2005
NOTE INFORMATION

	Class A Notes		Class B Notes
Original Principal Balance of each class of Note at the time of their issue	US$	1,000,000,000	A$	54,000,000

Principal Balance of each class of Note at August 9, 2004	US$	634,225,800	A$	54,000,000

Amount applied towards payment of principal on each class of Note during the period from August 9, 2004 to August 7, 2005	US$	216,449,700	A$	0

Principal Balance of each class of Note at August 7, 2005	US$	417,776,100	A$	54,000,000

Note Factor at August 9, 2004		0.634225800		1.000000000

Note Factor at August 7, 2005		0.417776100		1.000000000

Amount to be applied towards payment of interest on each class of Note during the period from August 9, 2004 to August 7, 2005	US$	14,545,227	A$	3,377,952

A$ REDRAW NOTES, A$ SUBORDINATED NOTES

As at September 30, 2004 no A$ Redraw Notes or A$ Subordinated Notes have been issued

REDRAW FACILITY

Redraw Facility Principal at the opening of business on August 9, 2004			A$	250,000
Redraw Facility advances made during the period from August 9, 2004 to August 7, 2005			A$	0
Redraw Facility Principal repaid during the period from August 9, 2004 to August 7, 2005			A$	0
Redraw Facility Principal at the close of business on August 7, 2005			A$	250,000
Interest paid on Redraw Facility Principal during the period from August 9, 2004 to August 7, 2005			A$	14,363

PRINCIPAL CASH BALANCE IN AUD

Principal Cash Balance at the opening of business on August 9, 2004			A$	5,785,010
Amounts allocated to Principal Cash Balance during the period from August 9, 2004 to August 7, 2005			A$	0
Amount of Principal Cash Balance allocated to collections during the period from August 9, 2004 to August 7, 2005			A$	1,882,170
Principal Cash Balance at August 7, 2005			A$	3,902,840

INCOME RESERVE IN AUD

Income Reserve at the opening of business on August 9, 2004			A$	0
Amounts allocated to Income Reserve during the period from August 9, 2004 to August 7, 2005			A$	0
Amount of Income Reserve allocated to collections during the period from August 9, 2004 to August 7, 2005			A$	0
Income Reserve at August 7, 2005			A$	0

COLLECTION INFORMATION IN AUD

Collections (1) received by the Trustee during the period from August 9, 2004 to August 7, 2005			A$	449,804,982
Less : Principal Cash Balance at August 7, 2005			A$	3,902,840
Less : Income Reserve at August 7, 2005			A$	0

Collections (other than Principal Cash Balance and Income Reserve) received during the period from August 9, 2004 to August 7, 2005			A$	445,902,142
Less : Collections to be applied towards repayment of Redraw Facility Principal during the period from August 9, 2004 to August 7, 2005			A$	0
Less : Collections to be applied towards payment of Expenses of the Trust during the period from August 9, 2004 to August 7, 2005			A$	69,467,449

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from August 9, 2004 to August 7, 2005			A$	376,434,693

Principal Collections (net of redraws) received by the Trustee during the period from August 9, 2004 to August 7, 2005			A$	376,434,693
Less : Principal Collections applied by the Trustee towards the acquisition of substitute housing loans during the period from August 9, 2004 to August 7, 2005			A$	0
Less : Principal Collections applied towards repayment of Redraw Facility Principal during the period from August 9, 2004 to August 7, 2005			A$	0

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from August 9, 2004 to August 7, 2005			A$	376,434,693

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes during the period from August 9, 2004 to August 7, 2005			US$	216,449,700

(1)	The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to September 30, 2005

Amount of mortgage insurance claims made:	A$	29,450
Amount of mortgage insurance claims paid:	A$	0
Amount of mortgage insurance claims pending:	A$	29,450
Amount of mortgage insurance claims denied:	A$	0

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